Exhibit 32.2

CERTIFICATION

In connection with the annual report of Biostar Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Qinghua Liu, Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: March 31, 2014	By:	/s/ Qinghua Liu
Qinghua Liu
Interim Chief Financial Officer
(principal financial officer)